CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated July 30, 2021, relating to the financial statements of Zacks Trust comprising Zacks Earnings Consistent Portfolio ETF as of June 28, 2021, and to the references to our firm under the headings “Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

July 30, 2021